Exhibit 99(f)

                                POWER OF ATTORNEY

                                 WITH RESPECT TO

         ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A
                                  (REGISTRANT)

                                       AND

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                   (DEPOSITOR)

Know all men by these presents that the undersigned director of Allstate Life Insurance Company of New York constitutes and appoints Michael J. Velotta, as his true and lawful attorney-in-fact and agent, with full power of substitution, for his in any and all capacities, to sign any registration statements of Allstate Life Insurance Company of New York and its Allstate Life Insurance Company of New York Separate Account A and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

October 4, 2002

/s/ CASEY J. SYLLA
---------------------------
Casey J. Sylla
President, Chief Executive Officer and Director